Exhibit 99.1

ViewRay Reports Fourth Quarter and Full Year 2016 Financial Results

FDA 510(k) Clearance of MRIdian Linac in February Follows Strong 2016

Company Provides 2017 Financial Guidance

CLEVELAND, OH March 16, 2017 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Highlights:

•	Total revenue of $16.1 million, up from $4.6 million in Q4 2015
•	Received 4 new orders for MRIdian Systems, totaling $24.3 million, up from 2 orders totaling $11.3 million in Q4 2015
•	Total backlog grew to $133.2 million, representing 23 signed sales contracts, as of December 31, 2016, up from $84.4 million, representing 15 signed sales contracts, as of December 31, 2015

Full Year 2016 Highlights:

•	Total revenue of $22.2 million, up from $10.4 million in 2015
•	Received 13 new orders for MRIdian Systems, totaling $77.0 million, up from 7 new orders totaling $40.1 million 2015

Financing Update:

•	Completed $26.1 million private placement in January 2017
•	Raised $21.9 million from the sale of 3.884 million shares of common stock through “at the market offerings” in February and March 2017

“2016 was a transformative year for ViewRay, highlighted by the development of our MRIdian Linac System and expansion of our backlog and installed base,” said Chris A. Raanes, president and chief executive officer of ViewRay. “Moving forward, we expect the recent FDA clearance of our MRIdian Linac System and the growing body of clinical evidence on the benefits of the MRIdian System to be significant catalysts for new orders and installations.  On the operational side, we expect installations of our MRIdian Linac Systems to significantly improve our gross margins.”

Financial Results

Total revenue for the fiscal fourth quarter ended December 31, 2016 was $16.1 million, compared to $4.6 million for the same period last year. Total revenue for the full year 2016 was $22.2 million, compared to $10.4 million for the full year 2015.

Cost of product revenue was $17.0 million for the fiscal quarter ended December 31, 2016, compared to $6.4 million for the same period last year. Cost of product revenue was $23.9 million for the full year 2016, compared to $12.7 million for the full year 2015.

Total gross profit (loss) for the fiscal quarter ended December 31, 2016 was $(1.2) million, compared to $(2.2) million for the same period last year. Total gross profit (loss) for the full year 2016 was $(3.6) million, compared to $(4.2) million for the full year 2015.

Total operating expenses for the fiscal quarter ended December 31, 2016 were $9.3 million, compared to $10.8 million for the same period last year. Total operating expenses for the full year 2016 were $40.5 million, compared to $37.3 million for the same period last year.

Net loss for the fiscal quarter ended December 31, 2016 was $(11.0) million, or $(0.25) per share, compared to $(14.1) million, or $(0.37) per share, for the same period last year. Net loss for the full year 2016 was $(50.6) million, or $(1.26) per share, compared to $(45.0) million, or $(2.58) per share, for the full year 2015.

ViewRay had total cash and cash equivalents of $14.2 million at December 31, 2016.

Financial Guidance

For the full year 2017, ViewRay anticipates total revenue to be in the range of $45 million to $50 million, primarily from 7 to 8 MRIdian Linac Systems.

“With FDA clearance in hand, we have started ramping up procurement for the new generation systems and have begun installing the first MRIdian Linac systems,” said Ajay Bansal, Chief Financial Officer of ViewRay. “We expect to recognize revenue for these systems in the second half of 2017 upon system completion and acceptance.”

Conference Call and Webcast

ViewRay will hold a conference call on Thursday, March 16, 2017 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 68851407. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 90 days following the call. In addition, a telephonic replay of the call will be available until March 23, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 68851407.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY) designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders and installations, the improvement of ViewRay’s gross margins, the benefits of the MRIdian System’s MRI-guided radiation therapy, ViewRay’s financial guidance for the full year 2017 and ViewRay’s conference call to discuss its fourth quarter and full year 2016 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian Linac System, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:

Ajay Bansal

Chief Financial Officer

1-844-MRIdian (674-3426)

Media Enquiries:

Michael Saracen

Senior Director, Marketing

Phone: +1 408-242-2994

Email: media@viewray.com

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Gross Orders	$24,270	$11,300	$77,050	$40,096
Backlog	$133,160	$84,360	$133,160	$84,360

Revenue:
Product	$15,315	$4,501	$20,555	$9,620
Service	691	111	1,504	530
Distribution Rights	119	—	178	—
Grant	—	—	—	240
Total revenue	16,125	4,612	22,237	10,390
Cost of revenue:
Product	17,028	6,362	23,897	12,673
Service	264	481	1,969	1,871
Total cost of revenue	17,292	6,843	25,866	14,544
Gross margin	(1,167)	(2,231)	(3,629)	(4,154)
Operating expenses:
Research and development	2,425	3,041	11,442	10,449
Selling and marketing	1,350	1,824	5,601	5,139
General and administrative	5,566	5,906	23,503	21,685
Total operating expenses	9,341	10,771	40,546	37,273
Loss from operations	(10,508)	(13,002)	(44,175)	(41,427)
Interest income	—	1	2	2
Interest expense	(1,785)	(1,076)	(5,951)	(3,452)
Other income (expense), net	1,286	(28)	(512)	(117)
Loss before provision for income taxes	$(11,007)	$(14,105)	$(50,636)	$(44,994)
Provision for income taxes	—	1	—	1
Net loss	$(11,007)	$(14,106)	$(50,636)	$(44,995)
Net loss per share, basic and diluted	$(0.25)	$(0.37)	$(1.26)	$(2.58)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	43,502,692	38,202,343	40,068,307	17,432,434

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$14,198	$20,667
Accounts receivable	4,200	830
Inventory	8,082	8,073
Deposits on purchased inventory	2,522	3,936
Deferred cost of revenue	3,909	8,782
Prepaid expenses and other current assets	3,023	1,329
Total current assets	35,934	43,617
Property and equipment, net	11,560	7,306
Restricted cash	1,143	943
Intangible assets, net	97	200
Other assets	30	91
TOTAL ASSETS	$48,764	$52,157
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,980	$4,358
Accrued liabilities	6,334	5,413
Customer deposits	19,400	12,763
Deferred revenue, current portion	6,515	5,616
Total current liabilities	37,229	28,150
Long-term debt, net	44,290	29,016
Warrant liability	2,723	—
Deferred revenue, net of current portion	3,918	345
Other long-term liabilities	4,257	1,603
TOTAL LIABILITIES	92,417	59,114
Commitments and contingencies
Stockholders’ deficit:
Convertible preferred stock, par value $0.01 per share; 10,000,000 shares authorized at December 31, 2016 and 2015; no shares issued and outstanding at December 31, 2016 and 2015	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at December 31, 2016 and 2015; 43,581,184 and 38,204,960 shares issued and outstanding at December 31, 2016 and 2015	426	372
Additional paid-in capital	203,598	189,712
Accumulated deficit	(247,677)	(197,041)
TOTAL STOCKHOLDERS’ DEFICIT	(43,653)	(6,957)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$48,764	$52,157